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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form S-1 Amendment 3 of our report dated April 17, 2003 except for Note 15 as to which the date is June 5, 2003, relating to the consolidated financial statements and financial statement schedule of Digital Theater Systems, Inc., which appear in such Registration Statement. We also consent to the references to us under the headings "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Los Angeles, California
June 30, 2003